Exhibit 99.1

eBay Inc. Reports First Quarter 2017 Results

•	Gross Merchandise Volume of $20.9 billion

•	Revenue of $2.2 billion

•	GAAP and Non-GAAP EPS per diluted share of $0.94 and $0.49, respectively, on a continuing operations basis

•	Repurchased $350 million of common stock

San Jose, California, April 19, 2017 - eBay Inc. (NASDAQ: EBAY), a global commerce leader, delivered gross merchandise volume (GMV) for the quarter ended March 31, 2017 of $20.9 billion, increasing 2% on an as-reported basis and 5% on a foreign exchange (FX) neutral basis. Revenue for the quarter was $2.2 billion, up 4% on an as-reported basis and 7% on an FX-Neutral basis.

During the quarter, eBay delivered GAAP net income from continuing operations of $1.0 billion, or $0.94 per diluted share, driven by a non-cash $695 million income tax benefit related to the continued realignment of its legal structure, primarily impacting its foreign Classifieds platforms. Non-GAAP net income from continuing operations was $538 million, or $0.49 per diluted share. During the quarter, the company generated $582 million of operating cash flow and $447 million of free cash flow from continuing operations. The company also repurchased $350 million of its common stock in the quarter.

“The first quarter was a strong start to the year with accelerating growth in active buyers, revenue and our core U.S. business,” said Devin Wenig, President and CEO of eBay Inc. “We are on the right path as we continue to evolve our shopping platform for consumers, leverage our technology advantages and market a sharpened eBay brand globally.”

Underlying total eBay Inc. performance, the Marketplace platforms delivered $20.0 billion of GMV and $1.8 billion of revenue. Marketplace GMV was up 2% on an as-reported basis and 5% on an FX-Neutral basis, driven by growth of active buyers, continued expansion of new user experiences and brand advertising, which led to revenue growth of 2% on an as-reported basis and 5% on an FX-Neutral basis. StubHub drove GMV of $916 million, up 6%, and revenue of $210 million, up 18% on an as-reported basis and 19% on an FX-Neutral basis, aided by strength in international markets with the integration of the Ticketbis acquisition. Classifieds had another quarter of strong growth delivering revenue of $199 million, up 7% on an as-reported basis and 10% on an FX-Neutral basis with strength across its German platforms.

In the first quarter, eBay added two million active buyers across its platforms, for a total of 169 million global active buyers. Marketplace launched several new consumer experiences built on the foundation of its structured data efforts, coupled with continued investment in brand advertising, including the launch of a billboard and radio campaign across the United States. The company also began the roll out of a new, personalized homepage and announced new services that will be available later this year, including a Guaranteed Delivery program on millions of eligible items that arrive in three days or less, and an authentication program to boost consumer confidence when purchasing high-end merchandise. During Q1, StubHub became the official ticket resale marketplace for the Los Angeles Angels and Toronto Blue Jays, offering pricing guidance for sellers and panoramic 360-degree virtual view-from-seats for buyers. Classifieds continued to enhance user experiences across its platforms, including launching a personalized homepage feed on Marktplaats.nl, as well as expanding its inventory integration with the eBay Marketplace platform across multiple regions.

eBay recently announced a strategic agreement with Flipkart. In exchange for an equity stake, eBay will make a $500 million cash investment in and sell its eBay.in business to Flipkart. The companies will also exclusively pursue cross-border trade opportunities together.

First Quarter and Full Year 2017 Financial Highlights (presented in millions, except per share data and percentages)

	First Quarter
	2017	2016	Change
eBay Inc.
Net revenues	$2,217	$2,137	$80	4%
GAAP - Continuing Operations
Income from continuing operations	$1,035	$482	$553	115%
Earnings per diluted share from continuing operations	$0.94	$0.41	$0.53	129%
Non-GAAP - Continuing Operations
Net income	$538	$550	$(12)	(2)%
Earnings per diluted share	$0.49	$0.47	$0.02	4%

Other Selected Financial and Operational Results

•
Operating margin — GAAP operating margin decreased to 24.6% for the first quarter of 2017, compared to 28.7% for the same period last year. Non-GAAP operating margin decreased to 30.0% in the first quarter of 2017, compared to 33.4% for the same period last year.

•
Taxes — The GAAP effective tax rate for continuing operations for the first quarter of 2017 was (85.5)%, driven by a $695 million income tax benefit related to a legal structure realignment, primarily impacting its foreign Classifieds platforms, compared to 18.4% for the first quarter of 2016. The non-GAAP effective tax rate for continuing operations for the first quarter of 2017 was 18.7%, compared to 20.4% for the first quarter of 2016.

•	Cash flow — The company generated $582 million of operating cash flow from continuing operations and $447 million of free cash flow from continuing operations during the first quarter of 2017.

•
Stock repurchase program — The company repurchased approximately $350 million of its common stock, or 10 million shares, in the first quarter of 2017. The company's total repurchase authorization remaining as of March 31, 2017 was $986 million.

•	Cash and cash equivalents and non-equity investments — The company's cash and cash equivalents and non-equity investments portfolio totaled $11.2 billion as of March 31, 2017.

Business Outlook

•
Second quarter 2017 — The company expects net revenue between $2.28 billion and $2.32 billion, representing FX-Neutral growth of 5% - 7%, with non-GAAP earnings per diluted share from continuing operations in the range of $0.43 - $0.45 and GAAP earnings per diluted share from continuing operations in the range of $0.20 - $0.40.

•
Full year 2017 — The company expects net revenue between $9.3 billion and $9.5 billion, representing FX-Neutral growth of 6% - 8%, with non-GAAP earnings per diluted share from continuing operations in the range of $1.98 - $2.03 and GAAP earnings per diluted share from continuing operations in the range of $1.85 - $2.10.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss first quarter 2017 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor, in addition to following press releases, SEC filings, public conference calls and webcasts.

About eBay

eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity through Connected Commerce. Founded in 1995 in San Jose, Calif., eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. In 2016, eBay enabled $84 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year over year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including expected financial results for the second quarter and full year 2017 and the future growth in our business. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for our business; changes to the company’s capital allocation or management of operating cash; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. All information in this release is as of April 19, 2017. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	Selim Freiha	ir@ebay.com
Media Relations Contact:	Abby Smith	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	March 31, 2017	December 31, 2016
	(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$1,979	$1,816
Short-term investments	4,775	5,333
Accounts receivable, net	592	592
Other current assets	1,147	1,134
Total current assets	8,493	8,875
Long-term investments	4,540	3,969
Property and equipment, net	1,496	1,516
Goodwill	4,648	4,501
Intangible assets, net	86	102
Deferred tax asset	5,263	4,608
Other assets	282	276
Total assets	$24,808	$23,847
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$2,210	$1,451
Accounts payable	296	283
Accrued expenses and other current liabilities	1,693	1,893
Deferred revenue	112	110
Income taxes payable	122	110
Total current liabilities	4,433	3,847
Deferred and other tax liabilities, net	1,958	1,888
Long-term debt	6,756	7,509
Other liabilities	66	64
Total liabilities	13,213	13,308

Total stockholders' equity	11,595	10,539
Total liabilities and stockholders' equity	$24,808	$23,847

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended March 31,
	2017	2016
	(In millions, except per share amounts)

Net revenues	$2,217	$2,137
Cost of net revenues (1)	515	477
Gross profit	1,702	1,660
Operating expenses:
Sales and marketing (1)	562	538
Product development (1)	278	239
General and administrative (1)	245	209
Provision for transaction losses	62	52
Amortization of acquired intangible assets	9	8
Total operating expenses	1,156	1,046
Income from operations	546	614
Interest and other, net	12	(23)
Income from continuing operations before income taxes	558	591
Income tax benefit (provision)	477	(109)
Net income	$1,035	$482

Net income (loss) per share:
Basic	$0.96	$0.42
Diluted	$0.94	$0.41

Weighted average shares:
Basic	1,083	1,159
Diluted	1,102	1,170

(1) Includes stock-based compensation as follows:
Cost of net revenues	$11	$7
Sales and marketing	21	21
Product development	36	31
General and administrative	33	29
	$101	$88

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2017	2016
	(In millions)
Cash flows from operating activities:
Net income	$1,035	$482
Adjustments:
Provision for transaction losses	62	52
Depreciation and amortization	163	167
Stock-based compensation	101	88
Deferred income taxes	(565)	(28)
Changes in assets and liabilities, and other, net of acquisition effects	(214)	(120)
Net cash provided by operating activities	582	641
Cash flows from investing activities:
Purchases of property and equipment	(135)	(158)
Purchases of investments	(2,750)	(2,935)
Maturities and sales of investments	2,770	2,030
Acquisitions, net of cash acquired	—	(12)
Net cash used in investing activities	(115)	(1,075)
Cash flows from financing activities:
Proceeds from issuance of common stock	11	7
Repurchases of common stock	(410)	(1,001)
Excess tax benefits from stock-based compensation	—	1
Tax withholdings related to net share settlements of restricted stock units and awards	(29)	(8)
Proceeds from issuance of long-term debt, net	—	2,216
Other	10	7
Net cash provided by (used in) financing activities	(418)	1,222
Effect of exchange rate changes on cash and cash equivalents	114	66
Net increase (decrease) in cash and cash equivalents	163	854
Cash and cash equivalents at beginning of period	1,816	1,832
Cash and cash equivalents at end of period	$1,979	$2,686

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(In millions, except percentages)
Net Revenues by Type:
Net transaction revenues:
Marketplace	$1,525	$1,602	$1,484	$1,521	$1,500
Current quarter vs prior year quarter	2%	1%	2%	—%	(2)%
Percent from international	60%	62%	62%	62%	61%
StubHub	204	274	261	225	177
Current quarter vs prior year quarter	15%	18%	31%	40%	34%
Percent from international	4%	3%	2%	1%	2%
Total net transaction revenues	1,729	1,876	1,745	1,746	1,677
Current quarter vs prior year quarter	3%	3%	5%	4%	1%
Percent from international	53%	53%	53%	54%	55%

Marketing services and other revenues:
Marketplace	283	313	273	277	274
Current quarter vs prior year quarter	4%	(4)%	3%	10%	17%
Percent from international	47%	48%	45%	46%	44%
Classifieds	199	201	197	207	186
Current quarter vs prior year quarter	7%	10%	11%	15%	15%
Percent from international	100%	100%	100%	100%	100%
StubHub, Corporate and other	6	5	2	—	—
Total marketing services and other revenues	488	519	472	484	460
Current quarter vs prior year quarter	6%	3%	7%	14%	17%
Percent from international	69%	68%	68%	69%	67%

Total net revenues	$2,217	$2,395	$2,217	$2,230	$2,137
Current quarter vs prior year quarter	4%	3%	6%	6%	4%

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(In millions, except percentages)
Active Buyers (1)	169	167	165	164	162
Current quarter vs prior year quarter	4%	3%	3%	4%	4%

Gross Merchandise Volume (2)
Marketplace	$20,033	$21,104	$18,973	$19,790	$19,581
Current quarter vs prior year quarter	2%	2%	2%	3%	1%
StubHub	$916	$1,239	$1,142	$1,060	$869
Current quarter vs prior year quarter	6%	5%	23%	35%	29%
Total GMV	$20,949	$22,343	$20,115	$20,850	$20,450
Current quarter vs prior year quarter	2%	2%	3%	4%	1%

(1)
All buyers who successfully closed a transaction on our Marketplace and StubHub platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.

(2)
Total value of all successfully closed transactions between users on our Marketplace and StubHub platforms during the period regardless of whether the buyer and seller actually consummated the transaction. We believe that GMV provides a useful measure of the overall volume of closed transactions that flow through our platforms in a given period, notwithstanding the inclusion in GMV of closed transactions that are not ultimately consummated.

eBay Inc.
Business Outlook
(In Millions, Except Per Share Amounts)
The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
June 30, 2017
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net Revenue	$2.28 - $2.32	$2.28 - $2.32
Diluted EPS from continuing operations	$0.20 - $0.40	$0.43 - $0.45

Twelve Months Ending
December 31, 2017
(In billions, except per share amounts)	GAAP	Non-GAAP (b)
Net Revenue	$9.3 - $9.5	$9.3 - $9.5
Diluted EPS from continuing operations	$1.85 - $2.10	$1.98 - $2.03

(a) Estimated non-GAAP amounts above for the three months ending June 30, 2017, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $10 - $15 million and estimated stock-based compensation expense and associated employer payroll tax expense of approximately $130 - $140 million, as well as the related income tax impact. Estimated non-GAAP amounts above for the three months ending June 30, 2017, reflect adjustments that exclude the estimated tax impacts of the company’s legal entity realignment of approximately
$0 - $180 million.

(b) Estimated non-GAAP amounts above for the twelve months ending December 31, 2017, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $50 - $60 million and estimated stock-based compensation expense and associated employer payroll tax expense of approximately $490 - $510 million, as well as the related income tax impact. Estimated non-GAAP amounts above for the twelve months ending December 31, 2017, reflect adjustments that exclude the estimated tax impacts of the company’s legal entity realignment of approximately $(200) - $(400) million.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain effects of the planned separation of our eBay and PayPal business, certain gains and losses on investments, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the timing and size of exercises by employees of their stock options and the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results.
Separation. These are significant expenses that are related to the separation of our eBay and PayPal businesses into separate publicly traded companies. These consist primarily of third-party consulting fees, legal fees, employee retention payments, tax indemnifications and other expenses related to the separation.
Tax effect of non-GAAP adjustments. This amount is used to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

eBay Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended March 31,
	2017	2016
	(In millions, except percentages)
GAAP operating income	$546	$614
Stock-based compensation expense and related employer payroll taxes	103	89
Amortization of acquired intangible assets within cost of net revenues	7	4
Amortization of acquired intangible assets within operating expenses	9	8
Separation	—	(1)
Total non-GAAP operating income adjustments	119	100
Non-GAAP operating income	$665	$714
Non-GAAP operating margin	30.0%	33.4%

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate*

	Three Months Ended March 31,
	2017	2016
	(In millions, except per share amounts and percentages)
GAAP income from continuing operations before income taxes	$558	$591
GAAP provision for income taxes	477	(109)
GAAP net income from continuing operations	$1,035	$482
Non-GAAP adjustments to net income from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	119	100
Gains or losses on investments	(16)	—
Tax effect of step-up of intangible assets basis	(695)	—
Foreign exchange effect of step-up of intangible assets basis	65	—
Tax effect of non-GAAP adjustments	30	(32)
Non-GAAP net income from continuing operations	$538	$550

Diluted net income from continuing operations per share:
GAAP	$0.94	$0.41
Non-GAAP	$0.49	$0.47
Shares used in GAAP and non-GAAP diluted net income per-share calculation	1,102	1,170

GAAP effective tax rate - Continuing operations	(85)%	18%
Tax effect of non-GAAP adjustments to net income from continuing operations	104%	2%
Non-GAAP effective tax rate - Continuing operations	19%	20%

*Presented on a continuing operations basis

Reconciliation of Operating Cash Flow to Free Cash Flow*

	Three Months Ended March 31,
	2017	2016
	(In millions)
Net cash provided by continuing operating activities	$582	$641
Less: Purchases of property and equipment	(135)	(158)
Free cash flow from continuing operations	$447	$483

*Presented on a continuing operations basis